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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Forms S-8 No. 333-36933 and S-8 No. 333-61717 pertaining to the Specialty Care Network, Inc. 1996 Equity Compensation Plan of our report dated March 9, 2001 (except for Notes 2 and 21 as to which the date is April 16, 2001), with respect to the consolidated financial statements and schedule of Health Grades, Inc. (formerly Specialty Care Network, Inc.) and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                                 /s/ ERNST & YOUNG LLP
                                                 ----------------------------
                                                 Ernst & Young LLP


Denver, Colorado
April 16, 2001